Exhibit (a)(i)

Polestar Automotive Holding UK PLC

and

CITIBANK, N.A.,

as Depositary,

and

THE HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES
ISSUED AND OUTSTANDING UNDER THE TERMS OF THE
DEPOSIT AGREEMENT, DATED AS OF JUNE 23, 2022

 ________________________________________________

Amendment No. 1

to

Class C-1 Deposit Agreement

 ________________________________________________

Dated as of [●], 2025

Table of Contents

AMENDMENT NO. 1 TO CLASS C-1 DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO CLASS C-1 DEPOSIT AGREEMENT, dated as of [●] (“Amendment No. 1”), by and among Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors (the “Company”), Citibank, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued and outstanding as of the date hereof pursuant to the Class C-1 Deposit Agreement, dated as of June 23, 2022 (the “Class C-1 Deposit Agreement”).

WITNESSETH THAT:

WHEREAS, the Company and the Depositary entered into the Class C-1 Deposit Agreement for the creation of ADSs (as defined in the Class C-1 Deposit Agreement) representing the Shares (as defined in the Class C-1 Deposit Agreement and hereinafter used as so defined) deposited thereunder and for the execution and delivery of American Depositary Receipts (“ADRs”) in respect of the ADSs; and

WHEREAS, the Company desires to (a) change the ADS-to-Share ratio from (i) the existing ratio of one (1) ADS to one (1) Share to (ii) a new ratio of one (1) ADS to thirty (30) Shares, (b) amend the Class C-1 Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed as Exhibit A to the Class C-1 Deposit Agreement, and the form of ADS/Class C-1 Share Conversion Form annexed as Exhibit B to the Class C-1 Deposit Agreement, in each case pursuant to Section 6.1 of the Class C-1 Deposit Agreement, to reflect such change, and (c) give notice thereof to all Holders (as defined in the Class C-1 Deposit Agreement) of ADSs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Class C-1 Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed as Exhibit A to the Class C-1 Deposit Agreement, and the form of ADS/Class C-1 Share Conversion Form annexed as Exhibit B to the Class C-1 Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise specified in this Amendment No. 1, all capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Class C-1 Deposit Agreement.

Section 1.2 Effective Date. The term “Effective Date” shall mean the date set forth above and as of which this Amendment No. 1 shall become effective.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

Section 2.1 Deposit Agreement. All references in the Class C-1 Deposit Agreement to the term “Class C-1 Deposit Agreement” shall, as of the Effective Date, refer to the Class C-1 Deposit Agreement, dated as of June 23, 2022, as amended by this Amendment No. 1, and as further amended and supplemented after the Effective Date.

Section 2.2 Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Class C-1 Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed as Exhibit A to the Class C-1 Deposit Agreement, and the form of ADS/Class C-1 Share Conversion Form annexed as Exhibit B to the Class C-1 Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

Section 2.3 Change of ADS Ratio.

(a)  Section 1.8 of the Class C-1 Deposit Agreement is hereby amended by deleting such section in its entirety as of the Effective Date and replacing such section with the following in its stead:

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“Section 1.8 “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as defined in the Class C-1 Deposit Agreement) granted to the Holders and Beneficial Owners (each as defined in the Class C-1 Deposit Agreement) of ADSs pursuant to the terms and conditions of the Class C-1 Deposit Agreement and, if issued as Certificated ADS(s) (as defined in the Class C-1 Deposit Agreement), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Class C-1 Deposit Agreement in the form of (a) Certificated ADS(s) (as defined in the Class C-1 Deposit Agreement), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as defined in the Class C-1 Deposit Agreement), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12 of the Class C-1 Deposit Agreement. Unless otherwise specified in the Class C-1 Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. As of the date hereof, each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 of the Class C-1 Deposit Agreement or a change in Deposited Securities referred to in Section 4.11 of the Class C-1 Deposit Agreement with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property (as defined in the Class C-1 ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Class C-1 Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (as defined in the Class C-1 Deposit Agreement)). In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Class C-1 Deposit Agreement (which may give rise to Depositary fees).”

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(b)  Section 1.14 of the Class C-1 Deposit Agreement is hereby amended by deleting the second sentence of such section as of the Effective Date and replacing such sentence with the following in its stead:

“As of the date hereof, each Class A ADS represents the right to receive, and to exercise the beneficial ownership interests in, thirty (30) Class A Shares until there shall occur a distribution upon Deposited Securities (as defined in the Class A Deposit Agreement) referred to in Section 4.2 of the ADS Deposit Agreement or a change in Deposited Securities (as defined in the Class A Deposit Agreement) referred to in Section 4.11 of the Class A Deposit Agreement with respect to which additional Class A ADSs are not issued, and thereafter each Class A ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property (as defined in the ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Class A Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (each as defined in the Class A Deposit Agreement)).”

(c) Section 1.42 of the Class C-1 Deposit Agreement is hereby amended by deleting such section in its entirety as of the Effective Date and replacing such section with the following in its stead:

“Section 1.42 “Share Conversion Price” shall mean the price per Share of which ADSs may be converted into Class A ADSs. As of the date hereof, the Share Conversion Price is $345.00 per ADS.”

(d)  All references made in the Class C-1 Deposit Agreement to each American Depositary Share representing one (1) Share shall, as of the Effective Date, refer to each American Depositary Share representing thirty (30) Shares.

Section 2.4 Updated Share Conversion Form. Exhibit B of the Class C-1 Deposit Agreement is hereby amended by deleting such Exhibit B in its entirety as of the Effective Date and replacing such Exhibit B in its entirety with the share conversion form attached as Exhibit B to this Amendment No. 1.

ARTICLE III

AMENDMENTS TO THE FORM OF ADR

Section 3.1 ADR Amendments.

(a)  The phrase in the top, right-hand corner of the Form of ADR attached as Exhibit A to the Class C-1 Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Class C-1 Deposit Agreement is hereby amended as of the Effective Date by deleting such phrase in its entirety and inserting the following in its stead:

“American Depositary Shares (each American Depositary Share representing the right to receive thirty (30) fully paid Class C-1 Preferred Shares)”

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(b)  The second sentence of the introductory paragraph of the Form of ADR attached as Exhibit A to the Class C-1 Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Class C-1 Deposit Agreement is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

“As of the date of the Class C-1 Deposit Agreement (as hereinafter defined), each ADS represents thirty (30) Shares deposited under the Class C-1 Deposit Agreement with the Custodian, which at the date of execution of the Class C-1 Deposit Agreement is Citibank, N.A. (London) (the “Custodian”).”

(c)  The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Class C-1 Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Class C-1 Deposit Agreement is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

“This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Class C-1 Deposit Agreement, dated as of June 23, 2022, and as amended by Amendment No. 1 to Class C-1 Deposit Agreement, dated as of [●] (as amended and supplemented from time to time, the “Class C-1 Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder.”

Section 3.2 Change of Ratio. All other references to the ADS(s)-to-Share(s) ratio made in the form of ADR attached as Exhibit A to the Class C-1 Deposit Agreement and in each of the ADRs outstanding, as of the Effective Date, under the terms of the Class C-1 Deposit Agreement shall, as of the Effective Date, refer to the ADS(s)-to-Share(s) ratio of “one (1) ADS to thirty (30) Shares.”

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

(a)  This Amendment No. 1, when executed and delivered by the Company, and the Class C-1 Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed, and delivered by the Company, and constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability, or admissibility into evidence of this Amendment No. 1 or the Class C-1 Deposit Agreement as amended hereby, or any other document furnished hereunder or thereunder, none of such agreements need to be filed or recorded with any court or other authority in England and Wales, nor does any stamp or similar tax need be paid in England and Wales on or in respect of such agreements; and

(c)  All of the information provided to the Depositary by the Company in connection with this Amendment No. 1 is true, accurate, and correct.

ARTICLE V

MISCELLANEOUS

Section 5.1 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed to reflect the changes to the form of ADR effected by this Amendment No. 1. All ADRs issued hereunder after the Effective Date, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination, or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, must be returned to the Depositary for exchange. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

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Section 5.2 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send a notice informing the Holders of ADSs, inter alia, (i) of the terms of this Amendment No. 1, (ii) of the Effective Date of this Amendment No. 1, (iii) that the Holder of ADRs, if any, must surrender their ADRs in exchange for new ADRs reflecting the changes effected by this Amendment No. 1, as provided in Section 5.1 hereof, and (iv) that copies of this Amendment No. 1 may be retrieved from the Commission’s website at https://www.sec.gov and may be obtained from the Depositary and the Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit C attached hereto.

Section 5.3 Indemnification. The Depositary agrees to indemnify and hold harmless the Company and any of its directors, employees, officers, agents and Affiliates against any direct liability which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary. The Company agrees to indemnify and hold harmless the Depositary, the Custodian and any of their respective directors, employees, officers, agents and Affiliates for any direct liability it or they may incur as a result of the terms of this Amendment No. 1 and the transactions contemplated herein, provided that the Company shall not indemnify the Depositary, the Custodian and any of their respective directors, employees, officers. Agents and Affiliates against any liability or expense arising out of information relating to the Depositary or the Custodian, as the case may be, furnished in writing by the Depositary or the Custodian, as applicable, to the Company expressly for use in any registration statement, prospectus or any other offering documents in connection with the transactions contemplated herein.

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Section 5.4 Ratification. Except as expressly amended hereby, the terms, covenants, and conditions of the Class C-1 Deposit Agreement as originally executed shall remain in full force and effect.

Section 5.5 Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.6 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same agreement.

[Signature page on following page]

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment No. 1 to be executed by representatives thereunto duly authorized as of the date set forth above.

POLESTAR AUTOMOTIVE HOLDING UK PLC

By:
Name: Michael Lohscheller
Title: Chief Executive Officer

By:
Name: Jean-François Mady
Title: Chief Financial Officer

CITIBANK, N.A., as Depositary

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Class C-1 Deposit Agreement]

EXHIBIT A

[FORM OF ADR]

Number_____________	CUSIP NUMBER:

American Depositary Shares (each American Depositary Share representing thirty (30) fully paid Class C-1 Preferred Shares)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED CLASS C-1 PREFERRED SHARES

of

POLESTAR AutoMOTIVE HOLDING UK PLC

(Incorporated under the laws of England and Wales)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADSs”), representing deposited Class C-1 Preferred Shares, including evidence of rights to receive such Class C-1 Preferred Shares (the “Shares”), of Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales (the “Company”). As of the date of the Class C-1 Deposit Agreement (as hereinafter defined), each ADS represents thirty (30) Shares deposited under the Class C-1 Deposit Agreement with the Custodian, which at the date of execution of the Class C-1 Deposit Agreement is Citibank, N.A. (London) (the “Custodian”). The ADS-to-Share ratio is subject to amendment as provided in Articles IV and VI of the Class C-1 Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)  The Class C-1 Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Class C-1 Deposit Agreement, dated as of June 23, 2022, and as amended by Amendment No. 1 to Class C-1 Deposit Agreement, dated as of [●] (as amended and supplemented from time to time, the “Class C-1 Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The Class C-1 Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Class C-1 Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-1 Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Class C-1 Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Class C-1 Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Class C-1 Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Class C-1 Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Class C-1 Deposit Agreement) and are qualified by and subject to the detailed provisions of the Class C-1 Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Class C-1 Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2)  Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the Class C-1 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association, of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Class C-1 Deposit Agreement, of this ADR so cancelled, of the Articles of Association of the Company, of any applicable laws and the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the Class C-1 Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3)  Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the Class C-1 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit C to the Class C-1 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(4)  Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADS the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit C of the Class C-1 Deposit Agreement and in this ADR, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in Section 3.1 of the Class C-1 Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, the Class C-1 Deposit Agreement, the terms of the Deposited Securities and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Class C-1 Deposit Agreement or this ADR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24) and Section 7.8 of the Class C-1 Deposit Agreement. Notwithstanding any provision of the Class C-1 Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)  Compliance With Information Requests. Notwithstanding any other provision of the Class C-1 Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such response to such requests received by the Depositary.

(6)  Conversion of ADSs by ADS Holders. Subject to the terms hereof and of the Class C-1 Deposit Agreement, Holders of ADSs may convert the Shares represented thereby upon the terms of conversion for the Shares set forth in the Articles of Association prior to the ADS Expiration Date on any Business Day starting on July 25, 2022.

In the event that a Holder of ADSs wishes to convert the Shares represented by ADSs into Class A ADSs representing Class A shares and such Shares may be converted at such time, the Holder shall be required to take the following actions:

(a) Present such Holder’s ADSs to the Depositary (c/o of the ADS Admin Agent) for cancellation and conversion of the underlying Shares.

(b) Remit to the ADS Depositary (c/o the ADS Admin Agent) payment of (i) the Share Conversion Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and conversion of ADSs (as set forth in Exhibit C to the Class C-1 Deposit Agreement), and (y) the issuance and delivery of Class A ADSs (as set forth in the Class A Deposit Agreement).

(c) Deliver to the ADS Depositary (c/o the ADS Admin Agent) a duly completed and signed ADS Conversion Form, substantially in the form set forth in Exhibit B to the Class C-1 Deposit Agreement (the “ADS Conversion Form”), instructing the Depositary to:

(i) Cancel, or cause to be canceled, the ADSs presented for cancellation;

(ii) Instruct the ADS Admin Agent and the Custodian to (x) deliver as soon as practicable to the Conversion Agent the Shares represented by the ADSs so canceled for conversion, (y) convert, or cause to be converted, the Shares represented by the ADSs so canceled, and (z) remit to the Conversion Agent the Share Conversion Price received directly from the Holder of the ADSs so canceled;

(iii) Instruct the Conversion Agent to deliver Shares deliverable upon conversion of the Shares in accordance with the Articles of Association to the custodian under the Class A Deposit Agreement; and

(iv) Instruct the depositary under the Class A Deposit Agreement to issue Class A ADSs to the account or accounts specified in the ADS Conversion Form.

The Depositary shall, or shall cause the ADS Admin Agent to, establish procedures with DTC for the conversion of Shares represented by ADSs, and the receipt of Class A ADSs upon conversion of ADSs, in each case substantially upon the terms for conversion of Shares represented by ADSs by Holders of ADSs described above, by DTC Participants on behalf of Beneficial Owners of ADSs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADS Admin Agent. Such DTC procedures shall require the DTC Participant converting ADSs to (i) surrender ADSs for cancellation, (ii) deliver the requisite ADS/Warrant conversion instructions, and (iii) pay the applicable Share Conversion Price and the ADS and ADS fees applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs.

The Depositary shall, upon receipt of ADSs for conversion, the duly completed ADS Conversion Form, the Share Conversion Price and the ADS and the ADS fees and expenses applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADSs, (x) cancel (or cause to be cancelled) the ADSs so presented, and (y) instruct the ADS Admin Agent and the Custodian to deliver as soon as practicable to the Conversion Agent (i) the Shares represented by the ADSs so canceled for conversion, and (ii) the Share Conversion Price received directly from the Holder of the ADSs so canceled.

The Holder of an ADS shall be considered the owner of Class A Shares of the Company issuable upon conversion of Shares only upon receipt by the Conversion Agent from the Custodian acting on behalf of the Holder of (i) the requisite Shares, (ii) duly completed instructions for the conversion of such Shares, and (iii) the Share Conversion Price. There can be no assurance that the Class A ADSs deliverable upon conversion of ADSs will be issued and delivered to the person converting the ADSs within a specified time from the date of conversion of the ADSs.

If the number of ADSs converted is less than the total number of ADSs evidenced by the ADR presented to the Depositary for cancellation, the Depositary shall issue a new ADR representing the balance of the ADSs not converted. No fractional Shares will be issued upon the conversion of Shares and no fractional ADSs will be issued upon the conversion of the ADSs.

If the Company at any time adjusts the Share Conversion Price or the ADS or Share Conversion ratio it shall give notice thereof to the Depositary and the ADS Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADS Admin Agent to, give notice thereof to the Holders of ADSs.

If the Company at any time suspends the right to convert Shares, it shall give timely notice thereof to the Depositary and the ADS Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADS Admin Agent to give, notice thereof to the Holders of ADSs and shall refuse to accept any instruction to convert ADSs for the purpose of any conversion of Shares during the period of suspension.

Copies of the ADS Conversion Form may be obtained from the Depositary and from the ADS Admin Agent upon request.

(7)  Disclosure of Interest. Notwithstanding any other provision of the Class C-1 Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Shares, as well as of ADS(s) as if they were the Shares represented thereby. As of the date of this ADR, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the Class C-1 Deposit Agreement or of any ADR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADS, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADS, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

(8)  Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or the Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or maybe payable by Holder or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, deliver ADRs, convert ADSs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) and Section 7.8(a) of the Class C-1 Deposit Agreement) the withdrawal of Deposited Payment until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby (including, without limitation, the conversion of ADSs and the Shares represented thereby). Notwithstanding anything to the contrary contained in the Class C-1 Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under Section 3.2 of the Class C-1 Deposit Agreement shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Class C-1 Deposit Agreement.

(9)  Representations and Warranties of Depositors. Each person depositing Shares under the Class C-1 Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the Class C-1 Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10)  Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Class C-1 Deposit Agreement or this ADR evidencing the ADSs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Class C-1 Deposit Agreement and this ADR, if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADS, the conversion of ADSs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8 of the Class C-1 Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11)  Charges of Depositary. The Depositary shall charge the following fees:

(i)	Issuance Fee: by any person for whom ADSs are issued (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Class C-1 Deposit Agreement;

(ii)	Cancellation Fee: to any person surrendering ADSs for cancellation (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled(except as provided for in (iv) and (v) below);

(iii)	Cash Distribution Fee: to any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

(iv)	Share Distribution / Rights Exercise Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) free Share distributions or (b) an exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off securities);

(vi)	ADS Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii)	Registration of ADS Transfer Fee: by any Holder of ADS(s) being transferred or by any person to whom ADSs are transferred, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) transferred;

(viii)	ADS Conversion Fee: by any Holder of ADS(s) being converted or by any person to whom the converted ADSs are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) converted from one ADS series to another ADS series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa); and

(ix)	Conversion of ADSs into Class A ADSs: to any person surrendering ADSs in connection with the conversion of ADSs into Class A ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered for conversion.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Class C-1 Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian or any nominee in connection with the ADS program;

(vii)	the amounts payable to the Depositary by any party to the Class C-1 Deposit Agreement pursuant to any ancillary agreement to the Class C-1 Deposit Agreement in respect of the ADS program, the ADSs and the ADRs; and

(viii)	the amounts payable to the Depositary by any party to the Class C-1 Deposit Agreement pursuant to any ancillary agreement to the Class C-1 Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

Any other charges and expenses of the Depositary under the Class C-1 Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADS fees and charges payable for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered, and (iii) conversions of ADSs, the ADS conversion fee will be payable by the ADS Holder whose ADSs are being converted.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Class C-1 Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Class C-1 Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Class C-1 Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12)  Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Class C-1 Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(13)  Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Class C-1 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(14)  Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Class C-1 Deposit Agreement) at 100 F. Street, N.E., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Class C-1 Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Class C-1 Deposit Agreement or the ADRs.

The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the Class C-1 Deposit Agreement.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar		CITIBANK, N.A. as Depositary

By:		By:
	Authorized Signatory		Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE CLASS C-1 DEPOSIT AGREEMENT

(15)  Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Class C-1 Deposit Agreement, the Depositary will, subject to English laws and regulations, (i) if at the time of receipt thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (upon the terms and conditions of Section 4.9 of the Class C-1 Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.1 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

If any distribution upon any Deposited Securities consists of a free distribution of Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Class C-1 Deposit Agreement, establish the ADS Record Date upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the Class C-1 Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such free distribution, subject to the other terms of the Class C-1 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or in connection with the distributor), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Section 4.1 Class C-1 Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the Class C-1 Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Class C-1 Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Class C-1 Deposit Agreement. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.2 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Class C-1 Deposit Agreement. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.10 of the Class C-1 Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Class C-1 Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Class C-1 Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.10 of the Class C-1 Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the Class C-1 Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 of the Class C-1 Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.3 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in Section 5.7 of the Class C-1 Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is satisfactory reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company request that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the Class C-1 Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of Shares or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Class C-1 Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by Section 5.7 of the Class C-1 Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Class C-1 Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4 (a) of the Class C-1 Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Class C-1 Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in Section 4.4 of the Class C-1 Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Class C-1 Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Class C-1 Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Class C-1 Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Class C-1 Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the Class C-1 Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16)  Redemption and Mandatory Conversion. If ever the Company intends to exercise any right of redemption and/or mandatory conversion in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Class C-1 Deposit Agreement, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute any cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Class C-1 Deposit Agreement, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 of the Class C-1 Deposit Agreement. If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADS shall (subject to the terms of the Class C-1 Deposit Agreement) be the equivalent of the per Share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADSs (subject to the terms of Section 4.9 of the Class C-1 Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed and/or mandatorily converted. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in Section 4.7 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17)  Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the terms and conditions of this ADR and Sections 4.1 through 4.9 of the Class C-1 Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such instructions, to receive such notice or solicitation, or otherwise take action.

(18)  Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9 of the Class C-1 Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Class C-1 Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Articles of Association of the Company as in effect on the date of the Class C-1 Deposit Agreement, voting at any meeting of shareholders of the Company is by poll.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Class C-1 Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions timely received from the Holders of ADSs.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated in Section 4.11 of the Class C-1 Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein or in the Class C-1 Deposit Agreement, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Class C-1 Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. or English laws. The Company agrees to take any and all actions reasonably necessary and as permitted by the laws of England and Wales to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions reasonably requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(19)  Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Class C-1 Deposit Agreement, and the ADRs shall, subject to the provisions of the Class C-1 Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Class C-1 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Class C-1 Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Class C-1 Deposit Agreement. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20)  Exoneration. Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Class C-1 Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b) of the Class C-1 Deposit Agreement) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the Class C-1 Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Class C-1 Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Class C-1 Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Class C-1 Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(21)  Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Class C-1 Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Class C-1 Deposit Agreement or the applicable ADRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Class C-1 Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADSs, Shares, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Class C-1 Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22)  Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Class C-1 Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary, shall be entitled to take the actions contemplated in Section 6.2 of the Class C-1 Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Class C-1 Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Class C-1 Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Class C-1 Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Section 5.8 and 5.9 of the Class C-1 Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Class C-1 Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23)  Amendment/Supplement. Subject to the terms and conditions of this paragraph (23), Section 6.1 of the Class C-1 Deposit Agreement and applicable law, this ADS and any provisions of the Class C-1 Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Class C-1 Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holder identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or the upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Class C-1 Deposit Agreement and this ADS, if applicable as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Class C-1 Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Class C-1 Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Class C-1 Deposit Agreement and the ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(24)  Expiration/Termination. On the ADS Expiration Date, the ADSs and the Class C-1 Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth in the Class C-1 Deposit Agreement) and the ADSs and the ADRs issued upon the terms hereof shall automatically expire and become void. C-1 Shares held by the Custodian between the ADS Expiration Date and the Share Expiration Date for which no Share Conversion Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADSs outstanding immediately prior to the ADS Expiration Date and shall be so held solely for the purpose of allowing such C-1 Shares to expire unexercised. Upon expiration of the Class C-1 Deposit Agreement, the Depositary shall be discharged from all obligations under the Class C-1 Deposit Agreement with respect to the ADSs, the ADRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the Class C-1 Deposit Agreement and any applicable taxes, governmental charges or assessments).

The Depositary shall, at any time at the written direction of the Company, terminate the Class C-1 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Class C-1 Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Class C-1 Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Class C-1 Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Class C-1 Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Class C-1 Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Class C-1 Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Class C-1 Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Class C-1 Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Class -1 Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Class C-1 Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Class C-1 Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Class C-1 Deposit Agreement. The obligations under the terms of the Class C-1 Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Class C-1 Deposit Agreement (except as specifically provided in the Class C-1 Deposit Agreement).

Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, in connection with the termination of the Class C-1 Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

(25)  Compliance with U.S. Securities Laws. Notwithstanding anything in the Class C-1 Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Each of the parties to the Class C-1 Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Class C-1 Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

(26)  No Third-Party Beneficiaries/Acknowledgments. The Class C-1 Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Class C-1 Deposit Agreement. Nothing in the Class C-1 Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Class C-1 Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Class C-1 Deposit Agreement.

(27)  Governing Law and Jurisdiction. The Class C-1 Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Class C-1 Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities). Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Class C-1 Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of ADSs or interests therein.

EACH OF THE PARTIES TO THE CLASS C-1 DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE CLASS C-1 DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.
__________________________
SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

EXHIBIT B

ADS/ CLASS C-1 Share Conversion FORM

Polestar Automotive Holding UK PLC

Citibank, N.A. - Depositary Receipts Department (the “ADS Depositary”)

c/o Computershare Inc.

Restricted Team

150 Royall Street, Canton, MA 02021

Email: citigs.radrproject@citi.com (the “ADS Admin Agent”)

Polestar Automotive Holding UK PLC

The Pavilions, Bridgwater Road

Bristol, England, BS13 8AE
Anna Rudensjö (anna.rudensjo@polestar.com) and

Elodie Théobald (elodie.theobald@polestar.com) (the “Company”)

[Computershare UK]

[TBD]

Email: [TBD] (the “Conversion Agent”)

ADS Conversion Period: commences on July 25, 2022 and expires on July 25, 2027

ADS/ADS Books Closure Periods:

Please check the ADS Depositary’s website for books closure details: https://depositaryreceipts.citi.com/adr/guides/books.aspx?pageId=5&subpageid=48

Class C-1 Share Books Closure Periods: Please check with ADS Admin:

Computershare customer service @ 1-877-248-4237 (1-877-CITIADR)

Reference is made to (i) the Class C-1 Deposit Agreement, dated as of June 23, 2022, as amended by Amendment No. 1 to the Class C-1 Deposit Agreement (the “Class C-1 Deposit Agreement”), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of American Depositary Shares (the “Class C-1 ADSs”), each ADS representing the right to receive thirty (30)Class C-1 Shares (the “Class C-1 Shares”) of the Company which is convertible into thirty (30) Class A Ordinary Shares (the “Class A Shares”) of the Company in the form of Class A American Depositary Shares (the “Class A ADSs”) representing such Shares, upon the terms thereof, and (ii) the ADS Deposit Agreement for Class A ADSs, dated as of June 23, 2022, and as amended by Amendment No. 1 to Deposit Agreement, dated as of [●] (the “ADS Deposit Agreement”), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of Class A ADSs.

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Class C-1 Deposit Agreement. All conversions of Class C-1 Shares are subject to the terms of the Articles of Association.

We (the undersigned person converting the ADSs / Class C-1 Shares) hereby confirm as follows:

(i)	We delivered, or caused to be delivered, to the ADS Depositary (c/o ADS Admin Agent) the number of Class C-1 ADSs identified below for cancellation, and

(ii)	We delivered, or cause to be delivered, to the ADS Depositary the ADS fees specified below, and

(iii)	We delivered, or cause to be delivered, to ADS Admin Agent, the appropriate Share Conversion Price in Dollars, unless we convert the Class C-1 ADSs/Class C-1 Shares on a cashless basis, and

(iv)	We hereby instruct the ADS Depositary to (a) cancel such Class C-1 ADSs, (b) release the Class C-1 Shares represented thereby to the Conversion Agent for the purpose conversion thereof, (c) cause the Custodian to present the Class C-1 Shares evidenced by the Class C-1 ADSs so cancelled to the Conversion Agent and to convert such Shares upon the terms of the Articles of Association, and, in connection with such conversion, to complete such documentation on our behalf as may be required by the Conversion Agent, (d) instruct the Conversion Agent to deliver the requisite Class A Shares for deposit with the ADS Depositary for issuance and delivery of the corresponding Class A ADSs in accordance with the instructions below.

(a)	Number of Class C-1 ADSs presented for cancellation and conversion: ___________ Class C-1 ADSs.

(b)	Number of Class C-1 Shares represented by the Class C-1 ADSs referenced in (a) above: __________ Class C-1 Shares. [1]

(c)	Number of Class A Shares to be issued upon conversion of Class C-1 Shares identified in (b) above: ___________ Class A Shares and to be deposited with the ADS Depositary as set forth in (g) below. [2]

___________________________

[1]	For current ADS-to-Class C-1 Share ratio, please see www.citiadr.com.

[2]	For current Class C-1 Share to Class A Share conversion ratio, see Agreement and please consult: ADW Admin Agent. Only specify whole shares.

(d)	Number of Class A ADSs to be issued and delivered upon deposit of Class A Shares specified in (c) above. [3]

(e)	Share Conversion Price in US dollars per ADS / Share: USD ___________. [4]

Please enclose check covering the Share Conversion Price in U.S. Dollars issued to [____] and deliver check to the ADS Admin Agent at: [____]

(f)	ADS conversion and issuance fees (in U.S. dollars) to be paid to the ADS Depositary by the person converting Class C-1 ADSs[5]:

(i)	Conversion fee for Class C-1 ADSs surrendered in connection with the conversion of Class C-1 ADSs into ADSs: (U.S. $0.05 per Class C-1 ADS surrendered and converted): USD ____________

(ii)	Cancellation fee for Class C-1 ADSs surrendered: (U.S. $0.05 per Class C-1 ADS surrendered and cancelled): USD ____________

(iii)	Issuance fee for Class A ADSs to be issued and delivered in connection with the conversion of Class C-1 ADSs: (U.S. $0.05 per ADS issued and delivered): USD ___________________

Please enclose check covering ADS Conversion and Issuance fees in US dollars issued to [____] and deliver to ADS Admin Agent at [___].

(g)	We instruct that the Class A Shares issued by the Company be delivered for deposit with Citibank, N.A., as Depositary for the Class A ADSs, and that the Depositary issue and deliver the corresponding ADSs as follows:

Name of person in whose name the Class A ADSs will be registered:

Address of Registered Holder:

Tax identification number for Registered Holder:

____________________________

[3]	For current ADS-to-Class A Share ratio, please see www.citiadr.com. Only specify whole ADSs. In certain circumstances Restricted ADSs may be delivered.

[4]	For current Class C-1 Share to Class A Share conversion Price, please see the Articles of Association and consult: ADW Admin Agent - Computershare customer service @ 1-877-248-4237 (1-877-CITIADR). For cashless conversions, please see the Articles of Association and insert: “N/A – Cashless Conversion”. In case the Company elects to treat the conversion as cashless, the Class C-1 Share to Class A Share conversion will be refunded to the converting Class C-1 A holder. Please specify account for refunds below.

[5]	Note: ADS fees are also payable in connection with cashless conversions.

Date:
Name of Person Converting Class C-1 ADSs/Shares:
Signature of Person Converting Class C-1 ADSs/Shares[6]:
Title of Person Converting Class C-1 ADSs/Shares:
Telephone Number of Person Converting Class C-1 ADSs/Shares:
Email of Person Converting Class C-1 ADSs/Shares:

______________________________

[6]	The signature(s) should be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 (or successor rule)) if the Class A ADSs are to be registered in the name of a person other than the registered holder of the Class C-1 ADS presented for cancellation and conversion.

EXHIBIT C

Form of Depositary Notice

DEPOSITARY NOTICE OF ADS RATIO CHANGE / reverse split on polestar adss

To Holders of American Depositary Shares (“ADSs”) of Polestar Automotive Holding UK PLC

Company:	Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors.
Depositary:	Citibank, N.A.
Custodian:	Citibank, N.A. - London.
Existing ADS-to-Share Ratio:	Each ADS represents the right to receive one (1) fully paid Class C-1 preferred share of the Company (the “Share(s)”).
New ADS-to-Share Ratio:	Each ADS will represent the right to receive thirty (30) fully paid Class C-1 Shares.
Deposit Agreement:	Class C-1 Deposit Agreement, dated as of June 23, 2022 (the “Deposit Agreement”), by and among the Company, the Depositary, and the Holders and Beneficial Owners of ADSs issued thereunder, as proposed to be amended by Amendment No. 1 to Class C-1 Deposit Agreement (“Amendment No. 1”).
ADS Symbol:	PSNYW.*
Existing ADS CUSIP No.:	731105102.*
New ADS CUSIP No.:	731105607.*
Existing ADS ISIN:	US7311051020.*
New ADS ISIN:	US7311056078.*
ADS Books Closure period for ADS Issuances and ADS Cancellations:	December 2, 2025 (5:00 p.m. New York City time) until December 9, 2025 (5:00 p.m. New York City time).
Effective Date:	December 9, 2025.

*ADS Symbol, ADS ISINs and ADS CUSIP Nos. are provided as a convenience only and without any liability for accuracy.

The Company and the Depositary have agreed to change the Existing ADS-to-Share Ratio as of the Effective Date (the “ADS Ratio Change”) as follows:

Existing ADS-to-Share Ratio: One (1) ADS to one (1) Share

New ADS-to-Share Ratio: One (1) ADS to thirty (30) Shares

Following the Effective Date for the ADS Ratio Change, each ADS will represent the right to receive thirty (30) Shares. Holders of existing ADSs as of the Effective Date will be required to surrender their existing ADSs in exchange for new ADSs and will receive one (1) new ADS for every thirty (30) existing ADSs surrendered to the Depositary.

As a result of the ADS Ratio Change, the CUSIP number for the ADSs will change as follows:

Existing ADS CUSIP: 731105102

New ADS CUSIP: 731105607

In connection with the ADS Ratio Change, the Company and the Depositary have also agreed that the share conversion price, the price per ADS to convert from a C-1 ADS to a Class A ADS, will be increased proportionally to reflect the ADS Ratio Change, increasing from $11.50 per ADS to $345.00 per ADS.

ADSs held in The Depository Trust Company (“DTC”)

You do not need to take any action for existing ADSs held in DTC and by one of its participants (e.g., bank, broker, or other nominee). After of the ADS Ratio Change, the new ADSs (CUSIP No.: ) will be credited to DTC in exchange for existing ADSs for distribution to DTC participants and their client accounts. DTC participants and their clients are not required to take any affirmative actions to exchange existing ADSs for new ADSs.

ADSs held in uncertificated form (other than in DTC).

You do not need to take any action for existing ADSs held via the Direct Registration System (the “DRS”). You will receive a statement from the Depositary specifying the applicable number of ADSs, after the ADS Ratio Change, that have been registered in your name.

Only whole ADSs will be distributed. No fractional ADSs will be issued. Cash in lieu of fractional entitlements to ADSs will be distributed at a rate based upon the net proceeds received by the Depositary for the sale of the aggregate of the fractional ADS entitlements.

The Depositary has filed (x) a form of Amendment No. 1 and (y) a form of ADR that reflects the new ADS-to-Share ratio with the U.S. Securities and Exchange Commission (the “SEC”) under cover of Post-Effective Amendment No. 1 to Registration Statement on Form F-6. A copy of the filing is available from the SEC’s website at www.sec.gov under Registration Number 333-263480.

All information with respect to the ADS Ratio Change has been provided to the Depositary by the Company. Holders and Beneficial Owners of ADSs should not rely on the Depositary as the sole source of information and are hereby instructed to consult their broker, financial intermediary, or legal or financial advisor for advice concerning their particular circumstances. The Depositary makes no recommendations and gives no investment, legal or tax advice as to the foregoing matters.

Copies of the Deposit Agreement and of Amendment No. 1 will be available at the principal offices of the Depositary at 388 Greenwich Street, New York, NY 10013 and can be retrieved from the SEC’s website at www.sec.gov under Registration Number 333-263480.

If you have any questions about the above amendment and exchange, please call Citibank ADR Shareholder Services at 1-877-248-4237.

Date: November 14, 2025	Citibank, N.A. as Depositary